UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2016

Proto Labs, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-35435	41-1939628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5540 Pioneer Creek Drive Maple Plain, Minnesota	55359
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(763) 479-3680

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 5, 2016, Jacqueline D. Schneider announced her resignation from her position as Vice President of Global Sales of Proto Labs, Inc. (the “Company”) to pursue other opportunities. Ms. Schneider’s resignation will be effective May 13, 2016. Ms. Schneider intends to continue to serve in her current capacity and assist with the transition through her resignation date.

Item 7.01.      Regulation FD Disclosure.

On April 8, 2016, the Company announced the hiring of Richard Baker as its Chief Technology Officer, effective May 1, 2016. Mr. Baker will replace Donald G. Krantz, who announced his intention to retire on March 24, 2016.

The information that the Company is furnishing under Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under Section 18 of the Exchange Act. Furthermore, such information shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Proto Labs, Inc.

Date:	April 8, 2016	By:	/s/ Victoria M. Holt
Victoria M. Holt
Chief Executive Officer